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                                   EXHIBIT 1

                             JOINT FILING AGREEMENT
                             ----------------------

          The undersigned agree to the joint filing on behalf of each of them of a Schedule 13D/A (including any and all amendments thereto) with respect to the Option and Voting Agreement, dated as of March 29, 2001, and further agree that this Agreement shall be included as an exhibit to such filings.

          The undersigned further agree that each party hereto is responsible for timely filing of such Schedule 13D/A and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that neither party is responsible for the completeness or accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed this 4 day of April, 2001.

                              PARTNERSHIP ACQUISITION TRUST V

                              By:  /s/ Lance W. Haberin
                                   --------------------
                              Name:  Lance W. Haberin
                                     ----------------
                              Title:  Attorney In Fact
                                      ----------------

                              NOMURA ASSET CAPITAL CORPORATION

                              By:  /s/ Stuart Simon
                                   ----------------
                              Name:  Stuart Simon
                                     ------------
                              Title:  Director
                                      --------

                              THE CAPITAL COMPANY OF AMERICA LLC

                              By:  /s/ Robert Easton
                                   -----------------
                              Name:  Robert Easton
                                     -------------
                              Title:  Managing Director
                                      -----------------